Exhibit 4.12

AMENDMENT NO. 2
TO STOCK RESTRICTION AGREEMENT

This AMENDMENT NO. 2 TO STOCK RESTRICTION AGREEMENT (this “Amendment”) is made as of April 23, 2012, by and among Supernus Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and the Investors listed on Exhibit A attached to the Restriction Agreement (as defined below). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Restriction Agreement (as defined below).

WHEREAS, the parties hereto desire to amend the Stock Restriction Agreement dated as of December 22, 2005, as amended on February 3, 2006 (the “Restriction Agreement”), by and among the Company, the Holders and the Investors;

WHEREAS, pursuant to Section 15(a) of the Restriction Agreement, the written consent of the Company and Investors holding a majority in interest of the outstanding Conversion Shares is required to amend the Restriction Agreement; and

WHEREAS, the undersigned Investors represent the holders of at least a majority in interest of the outstanding Conversion Shares.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Section 7 of the Restriction Agreement shall be amended and restated in its entirety to read as follows:

“This Agreement, and the respective rights and obligations of the parties hereto, shall (except that Sections 9, 11, 17 and 20 shall survive the termination of the other provisions of this Agreement) terminate upon the completion of a firm commitment underwritten public offering of shares of Common Stock approved by the Board of Directors of the Company.”

2.                                       Entire Agreement.  This Amendment (including any and all exhibits, schedules and other instruments contemplated thereby) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter. Except as amended by this Amendment, the Restriction Agreement remains in full force and effect.

3.                                       Severability.  In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

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4.                                       Counterparts.  This Amendment may be executed and delivered (including by electronic or facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

5.                                       Governing Law.  This Amendment shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 to Stock Restriction Agreement as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack A. Khattar
Name:	Jack A. Khattar
Title:	President & Chief Executive Officer

Signature Page to Amendment No. 2 to Stock Restriction Agreement

INVESTORS:

NEW ENTERPRISE ASSOCIATES 11, LIMITED PARTNERSHIP

By:	NEA Partners 11, Limited Partnership, its general partner
By:	NEA 11 GP, LLC, its general partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

NEA VENTURES 2005, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice-President

Signature Page to Amendment No. 2 to Stock Restriction Agreement

INVESTORS:

ORBIMED PRIVATE INVESTMENTS II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

By:	/s/ Michael B. Sheffery
Name:	Michael B. Sheffery
Title:	Member

ORBIMED PRIVATE INVESTMENTS (QP) II, LP

By:	OrbiMed Capital II LLC
Its:	General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

By:	/s/ Michael B. Sheffery
Name:	Michael B. Sheffery
Title:	Member

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	OrbiMed Advisors LLC,
in its capacity as a Member of UBS Juniper Management, L.L.C., as Investment Adviser to UBS Juniper Crossover Fund, L.L.C.

By:	/s/ Michael B. Sheffery
Name:	Michael B. Sheffery
Title:	Member

Signature Page to Amendment No. 2 to Stock Restriction Agreement

INVESTORS:

ABINGWORTH BIOVENTURES IV LP

By:	/s/ James Abell
Name:	James Abell
Title:	Director

ABINGWORTH BIOVENTURES IV EXECUTIVES LP

By:	/s/ James Abell
Name:	James Abell
Title:	Director

Signature Page to Amendment No. 2 to Stock Restriction Agreement